UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2025

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15925	13-3893191
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard
Franklin, Tennessee		37067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (615) 465-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CYH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chief Executive Officer

On September 10, 2025, Community Health Systems, Inc. (the “Company”), the Company’s Board of Directors (the “Board”) appointed Kevin J. Hammons, who currently serves as the President and Chief Financial Officer of the Company, as Interim Chief Executive Officer of the Company, effective October 1, 2025, replacing Tim L. Hingtgen, the Company’s Chief Executive Officer, who is retiring on September 30, 2025. In this capacity, Mr. Hammons will serve as the Company’s principal executive officer. The contemplated appointment of Mr. Hammons as Interim Chief Executive Officer and retirement of Mr. Hingtgen as a director and executive officer of the Company were previously announced in a Current Report on Form 8-K filed by the Company on July 23, 2025, which is incorporated herein by reference.

Appointment of Interim Chief Financial Officer

In addition, on September 10, 2025, the Board appointed Jason K. Johnson, who currently serves as Senior Vice President and Chief Accounting Officer of the Company, as Interim Chief Financial Officer of the Company, effective October 1, 2025, replacing Mr. Hammons in conjunction with Mr. Hammons’ appointment as Interim Chief Executive Officer. In connection therewith, Mr. Johnson will serve as the Company’s principal financial officer, and will also continue to serve as the Company’s principal accounting officer. The contemplated appointment of Mr. Johnson as Interim Chief Financial Officer was previously announced in a Current Report on Form 8-K filed by the Company on July 23, 2025, which is incorporated herein by reference.

Compensation Arrangements

In addition, on September 10, 2025, the Board, upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved certain revised compensation arrangements for Mr. Hammons and Mr. Johnson in connection with their promotions to Interim Chief Executive Officer and Interim Chief Financial Officer, respectively, as set forth above. In connection therewith, the Board approved an increase in Mr. Hammons’ 2025 annualized base salary to $1,250,000 and an increase in Mr. Johnson’s 2025 annualized base salary to $630,000 for the remainder of 2025, effective October 1, 2025.

In connection with the promotions set forth above, the Board also approved new cash incentive compensation awards for Mr. Hammons and Mr. Johnson for the period from October 1, 2025 to December 31, 2025 under the Company’s 2019 Employee Performance Incentive Plan by increasing their percentage bonus opportunities with respect to this period in comparison to their prior percentage bonus opportunities which had been approved by the Board in February 2025. These increased percentage bonus opportunities will be applied to their revised base salary levels for this period as noted above. The goals with respect to these awards are the same as the goals for 2025 performance which were established for the Company’s Chief Executive Officer and Chief Financial Officer, respectively, and which were approved by the Board in February 2025. The performance goals for these cash incentive awards based on Company financial performance provide for target opportunities as follows (expressed as a percentage of base salary from October 1, 2025 to December 31, 2025):

Name and Position	Target Opportunity
Kevin J. Hammons, Interim Chief Executive Officer	215%
Jason K. Johnson, Interim Chief Financial Officer	115%

In addition, in connection therewith, each of Mr. Hammons and Mr. Johnson will have the opportunity to achieve an additional percentage of his base salary from October 1, 2025 to December 31, 2025 based on the attainment of specific non-financial performance improvements up to a maximum of an additional 50% for Mr. Hammons and 45% for Mr. Johnson. Each of Mr. Hammons and Mr. Johnson will also have the opportunity to achieve an additional percentage of his base salary from October 1, 2025 to December 31, 2025 for overachievement of the performance goals up to a maximum of an additional 35% for Mr. Hammons and 65% for Mr. Johnson.

For the period from January 1, 2025 to September 30, 2025, the percentage bonus opportunities for the cash incentive compensation awards for Mr. Hammons and Mr. Johnson will remain the same as the awards that were previously approved for them by the Board in February 2025, and will be applied to their base salary compensation payable for the period from January 1, 2025 through September 30, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

Date:	September 10, 2025	By:	/s/ Christopher G. Cobb
Christopher G. Cobb Vice President - Legal and Corporate Secretary